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                                                                    Exhibit 99.1

           TIME WARNER CABLE'S NEW YORK CITY DIVISION DEPLOYS TERAYON
             DM 3200 NETWORK CHERRYPICKER FOR DIGITAL VIDEO GROOMING

Santa Clara, California - March 31, 2003 - Time Warner Cable's New York City (TWC-NYC) division, the largest contiguous cable television system in the U.S. under one management team with approximately 1.2 million customers, has deployed the DM 3200 Network CherryPicker(TM) from Terayon Communication Systems, Inc. (Nasdaq: TERN) as part of TWC-NYC's digital television service. TWC-NYC is using DM 3200s to create digital programming line-ups specifically tailored for its customers and to maximize bandwidth.

         TWC-NYC has deployed multiple DM 3200s in two headends, which control all of TWC-NYC's digital programming. TWC-NYC first uses the DM 3200s to make channel changes and add new channels. The DM 3200s then reduce the bandwidth used by certain channels through rate shaping, the real-time adjustment of a digital video program's bit rates. Rate shaping some of its digital video programming enables the delivery of more digital programming with less bandwidth, which frees up bandwidth for delivering other services, such as VOD (Video-on-Demand).

         "Time Warner Cable is committed to delivering crisp, clear digital pictures and a vast array of programming choices to our customers. Creating partnerships with companies such as Terayon enable us to sharpen and enhance our digital service and distinguish ourselves as a leader in the marketplace," said Harriet Novet, vice president, public affairs, Time Warner Cable.

         TWC-NYC continues to use the earlier model CherryPickers previously purchased for a variety of applications and are currently passing HDTV (High Definition Television) content through several of them.

         "Time Warner Cable's New York City division is one of the industry's premiere cable systems and a leader in digital cable service," said Ian Jefferson, vice president of sales for Terayon's Digital Video Solutions. "Their selection of our DM 3200 Network CherryPicker is an acknowledgement of its performance and ability to support their rigorous digital video requirements."

ABOUT THE DM 3200 NETWORK CHERRYPICKER
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         The DM 3200 is a member of Terayon's Network CherryPicker line of digital streams management systems. The DM 3200 can be used for a variety of digital video applications, including grooming custom channel line-ups, rate shaping digital content and the insertion of digital advertisements into digital programming.

         At the heart of each DM 3200 are ASICs (Application Specific Integrated Circuits) designed for the unique computational requirements of MPEG-2 (Moving Pictures Experts Group) digital video, unlike competitive solutions based on a combination of software and generic DSPs (Digital Signal Processors). This greater processing power enables a single DM 3200 to support multiple digital video applications simultaneously on every program, such as rate shaping while ad splicing. Complementing the ASIC's performance advantage is its ability to be programmed, allowing Terayon to continually add new functionality, improve quality and support new standards.

ABOUT TERAYON

         Terayon Communication Systems provides innovative broadband systems and solutions for the delivery of advanced voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. CherryPicker is a trademark of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.